Exhibit 99.1

Contact:
Brent Johnson
Investor Relations
801-303-3577
brent.johnson@clearone.com

ClearOne Reports First Quarter Results
Investments During the Quarter Position ClearOne to Drive Sales of Industry-Leading Portfolio

SALT LAKE CITY, UTAH - May 6, 2014

First Quarter 2014 Highlights

•Achieved record first quarter revenue of $12.7 million
•Reported revenue growth of 13%
•Closed acquisition of Sabine

•	Added a seasoned video conferencing sales and business development team to drive all-inclusive ClearOne video collaboration portfolio to market

Financial Summary

(Dollars in thousands, except per share values)	First Quarter
	2014	2013	Change
Revenue	$12,708	$11,293	13%
Gross Profit	7,702	6,999	10%
Non-GAAP Net Income	831	966	(14)%
Non-GAAP Adjusted EBITDA	1,616	1,574	3%
Non-GAAP Diluted EPS	$0.09	$0.10	(10)%
ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, today reported financial results for the first quarter of 2014. Results include Sabine operations for the period following the acquisition on March 7. The results do not include Spontania operations since the acquisition closed on April 1.
For the 2014 first quarter, revenue increased by 13% to $12.7 million, compared with $11.3 million for the first quarter of 2013. Gross profit for the first quarter was $7.7 million, or 61% of revenue, compared with $7.0 million, or 62% of revenue, for the first quarter of 2013. Non-GAAP net income decreased 14% to $0.83 million, or $0.09 per diluted share, from $0.97 million, or $0.10 per diluted share, for the first quarter of 2013. Non-GAAP adjusted EBITDA for the 2014 first quarter increased 3% to $1.62 million, or $0.17 per diluted share, from $1.57 million, or $0.17 per diluted share, a year ago.

The reduction in GAAP net income for the first quarter of 2014 was caused primarily by acquisition expenses related to Sabine and Spontania acquisitions. Non-GAAP and GAAP net income were also impacted by increased operating costs related to Sabine operations and investments made in the new video collaboration sales and marketing team ahead of expected contributions in revenue from Sabine and Spontania acquisitions for the remainder of 2014. Results also reflect increased tax expense for this quarter as Congress did not extend certain R&D tax credits.

During the quarter, the company acquired the supplier of its complementary professional wireless microphone solutions, Sabine, Inc., securing continued access to products central to ClearOne’s microphones portfolio. In 2014, ClearOne’s full suite of wireless microphone products is expected to achieve revenue between $5.4 million to $6.9 million including the Sabine acquisition, compared to $1.3 million revenue from wireless microphone products in 2013, before Sabine’s acquisition. ClearOne also expects to improve profitability of its wireless microphone products by reducing operating expenses as the integration of the Sabine business moves forward.

On April 1, 2014 ClearOne completed the acquisition of Spontania cloud-based video collaboration solutions from Spain-based Dialcom Networks. In order to effectively grow video collaboration revenue, during the first quarter of 2014 ClearOne made important additions to its video collaboration sales team, led by industry veteran David Moss and consisting of professionals with rich backgrounds including experience working for marquee industry players like Cisco, Polycom, Siemens, and Vidyo. ClearOne intends to further build and broaden the sales channel of the complete portfolio led by Spontania as part of ClearOne’s full range of video collaboration solutions.

"The quarterly results reflect our continued plan of prudently leveraging our profits from current growth to fuel future growth by making complementary and balanced investments in sales and marketing and research and development,” said Zee Hakimoglu, President and Chief Executive Officer. “We expect the acquisitions and the associated investments in sales and marketing capabilities to contribute to higher revenues and increased earnings growth in the following quarters of 2014. We are confident that these timely and essential steps will create increasing value for ClearOne, its partners, and its shareholders."

Cash, cash equivalents and investments totaled $34.0 million at March 31, 2014, down from $42.7 million on December 31, 2013. The decrease in cash balance reflects the amounts paid for both Sabine and Spontania acquisitions. Cash payment of about $5.0 million was made towards the Spontania acquisition before the end of the first quarter though the transaction closed in April 2014. While the company filed a shelf registration statement with the Securities and Exchange Commission to register the shares of common stock issued as part of the acquisition of Sabine, the company has no plans to issue additional equity or debt.

Non-GAAP Financial Measures

ClearOne provides non-GAAP financial information in the form of non-GAAP net income, non-GAAP EDBITDA and non-GAAP adjusted EBITDA and corresponding earnings per share to investors to supplement GAAP financial information. ClearOne believes that excluding certain items from GAAP results allows ClearOne's management to better understand ClearOne's consolidated financial performance from period to period as management does not believe that the excluded items are reflective of underlying operating performance. non-GAAP net income, non-GAAP EDBITDA and non-GAAP adjusted

EBITDA and corresponding earnings per share excludes certain costs and expenses, the details of which are provided in the tables below containing the reconciliation between GAAP and non-GAAP financial measures. The exclusion of these items in the non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. ClearOne believes non-GAAP financial measures will provide investors with useful information to help them evaluate ClearOne's operating results and projections. This non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating income, net income or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne's industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. Detailed reconciliation of the non-GAAP measures used in this news release to the corresponding GAAP measures is included with this news release.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, streaming and digital signage solutions for voice and visual communications.  The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability.  More information about the company can be found at www.clearone.com.

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements, including acquisitions or investments the company may make to fuel growth, the purchase of common stock under the company's stock repurchase program and any statements of the plans and objectives of management for future operations, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

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http://investors.clearone.com

CLEARONE INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	As of March 31, 2014	As of December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$7,649	$17,192
Marketable securities	4,734	3,200
Receivables, net of allowance for doubtful accounts of $102 and $129, respectively	8,849	9,378
Inventories, net	11,063	10,758
Distributor channel inventories	1,578	1,520
Deferred income taxes	3,325	3,325
Prepaid expenses and other assets	7,050	2,693
Total current assets	44,248	48,066
Long-term marketable securities	21,645	22,326
Long-term inventories, net	575	551
Property and equipment, net	2,209	1,825
Intangibles, net	6,816	3,710
Goodwill	9,872	3,472
Deferred income taxes	980	1,024
Other assets	91	87
Total assets	$86,436	$81,061
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,324	$2,730
Accrued liabilities	2,627	1,761
Deferred product revenue	4,107	4,158
Total current liabilities	10,058	8,649
Deferred rent	246	286
Other long-term liabilities	2,363	1,791
Total liabilities	12,667	10,726
Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 9,309,529 and 8,986,080 shares issued and outstanding	9	9
Additional paid-in capital	44,182	41,311
Accumulated other comprehensive income	96	23
Retained earnings	29,482	28,992
Total shareholders' equity	73,769	70,335
Total liabilities and shareholders' equity	$86,436	$81,061

CLEARONE INC.
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in thousands, except per share values)

	Three months ended March 31,
	2014	2013
Revenue	$12,708	$11,293
Cost of goods sold	5,006	4,294
Gross profit	7,702	6,999

Operating expenses:
Sales and marketing	2,736	2,267
Research and product development	2,241	1,866
General and administrative	1,964	1,797
Total operating expenses	6,941	5,930

Operating income	761	1,069
Other income (expense), net	81	(14)
Income before income taxes	842	1,055
Provision for income taxes	352	324
Net income	$490	$731

Basic earnings per common share	$0.05	$0.08
Diluted earnings per common share	$0.05	$0.08

Basic weighted average shares outstanding	9,082,546	9,152,859
Diluted weighted average shares outstanding	9,558,941	9,394,181

Comprehensive income:
Net income	$490	$731
Unrealized gain on available-for-sale securities, net of tax	96	—
Comprehensive income	$586	$731

CLEARONE INC.
UNAUDITED STATEMENT OF NON-GAAP NET INCOME AND
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(Dollars in thousands, except per share values)

	Three months ended March 31,
	2014	2013
Unaudited Statement of Non-GAAP Net Income
Revenue	$12,708	$11,293
Cost of goods sold	5,004	4,292
Gross profit	7,704	7,001

Operating expenses:
Sales and marketing	2,716	2,252
Research and product development	2,230	1,855
General and administrative	1,379	1,486
Total operating expenses	6,325	5,593

Operating income	1,379	1,408
Other income (expense), net	81	(14)
Income before income taxes	1,460	1,394
Provision for income taxes	629	428
Non-GAAP Net income	$831	$966

Basic earnings per common share	$0.09	$0.11
Diluted earnings per common share	$0.09	$0.10

Basic weighted average shares outstanding	9,082,546	9,152,859
Diluted weighted average shares outstanding	9,558,941	9,394,181

Reconciliation of GAAP Net Income to Non-GAAP Net Income
GAAP Net Income	$490	$731
Adjustments:
Share-based compensation	84	59
Amortization of purchased intangibles	164	143
Legal expenses for litigation relating to indemnification of former officers, theft of our intellectual property claims and our claim for damages	29	89
Acquisition related expenses	341	48
Total of adjustments before taxes	618	339
Income taxes affected by the above adjustments	277	104
Total adjustments	341	235
Non-GAAP Net Income	$831	$966

CLEARONE INC.
UNAUDITED RECONCILIATION OF GAAP NET INCOME
TO NON-GAAP EBITDA AND NON-GAAP ADJUSTED EBITDA
(Dollars in thousands, except per share values)

	Three months ended March 31,
	2014	2013
GAAP net income	$490	$731
Adjustments:
Provision for income taxes	352	324
Depreciation and amortization	320	323
Non-GAAP EBITDA	1,162	1,378
Share-based compensation	84	59
Legal expenses for litigation relating to indemnification of former officers, theft of our intellectual property claims and our claim for damages	29	89
Acquisition related expenses	341	48
Non-GAAP Adjusted EBITDA	$1,616	$1,574

Basic weighted average shares outstanding	9,082,546	9,152,859
Diluted weighted average shares outstanding	9,558,941	9,394,181

Basic Non-GAAP Adjusted EBITDA per common share	$0.18	$0.17
Diluted Non-GAAP Adjusted EBITDA per common share	$0.17	$0.17